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                                                                  EXHIBIT 3.1.37

                              ARTICLES OF AMENDMENT

                                       OF

                    DEVTEK ELECTRONIC ENCLOSURES U.S.A. INC.

         Pursuant to Section 55-10-06 of the General Statues of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

         1. The name of the corporation is Devtek Electronic Enclosures U.S.A. Inc.

         2.       The Articles of Incorporation are amended as follows:

                           Article 1 is deleted in its entirety and replaced by
the following:

                           "1.      The name of the corporation is Sanmina
Enclosure Systems USA Inc."

         3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         4.       The date of adoption of the amendment was April 7, 2000.

         5. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

         6.       These articles will be effective upon filing.

This the 7th day of April, 2000.

                                      DEVTEK ELECTRONIC ENCLOSURES U.S.A. INC.

                                      By:  /s/  Randy Furr
                                          --------------------------------------
                                      Name: Randy Furr
                                      Title: Chairman of the Board of Directors